UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 30, 2006
Group 1 Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Echo Lane, Suite 100, Houston, Texas	77024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-647-5700
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
In response to recent comments from the Staff of the Securities and Exchange Commission in connection with a customary review of our 2004 Form 10-K, we reevaluated our presentation of certain floorplan notes payable information. As a result of this reevaluation, on January 30, 2006, our management and the Audit Committee of our Board of Directors concluded to amend and restate our 2004 Form 10-K and our September 30, 2005 Form 10-Q to appropriately reflect certain floorplan notes payable information in conformity with Statement of Financial Accounting Standards No. 95 “Statement of Cash Flows” (“SFAS No. 95”). This change in presentation has no effect on previously reported consolidated net income, earnings per share, total assets or liabilities, stockholders’ equity, total cash flows, or our conclusion that our disclosure controls and procedures were effective as reflected in any of the Company’s previously issued financial statements. These amendments were filed today.
We finance substantially all of our new and a portion of our used vehicle inventories under revolving credit arrangements with a syndicated lending group (which includes both lenders affiliated with manufacturers of new vehicles and non-affiliated lenders) and, for certain new vehicle models, with lenders affiliated with the manufacturers of those vehicles. Consistent with industry practice, we previously reported all amounts outstanding under the caption “Floorplan notes payable” in our consolidated balance sheets and substantially all cash flows arising in connection with changes in floorplan notes payable as an item of cash flows from operating activities in our consolidated statements of cash flows.
The amendments filed today revise our consolidated balance sheets to reflect floorplan notes payable to the syndicated lending group separately from floorplan notes payable to lenders affiliated with manufacturers. We have also revised our consolidated statements of cash flows to reflect borrowings and repayments from the syndicated lending group as an item of cash flows from financing activities with gross borrowings reflected separately from gross repayments. In light of the foregoing, the financial statements included in our 2004 Form 10-K and related reports of our independent registered public accounting firm, and the financial statements included in our September 30, 2005 Form 10-Q, should no longer be relied upon. A summary of the significant effects of the restatement of the Company’s financial statements for the fiscal years ended December 31, 2004, 2003 and 2002 are as follows:
Consolidated Balance Sheets

	At December 31,
	2004		2003
	Reported	Restated	Reported	Restated
		(in thousands)
Floorplan notes payable	$848,260	$—	$493,568	$—
Floorplan notes payable — credit facility	—	632,593	—	297,848
Floorplan notes payable — manufacturer affiliates	—	215,667	—	195,720
Consolidated Statements of Cash Flows

	For the Year Ended
	December 31, 2004		December 31, 2003		December 31, 2002
	Reported	Restated	Reported	Restated	Reported	Restated
	(in thousands)
Floorplan notes payable	$73,509	$—	$(41,438)	$—	$143,727	$—
Floorplan notes payable — manufacturer affiliates	—	18,421	—	183,400	—	1,826
Net cash provided by (used in) operating activities	82,341	27,253	88,171	313,009	79,256	(62,645)
Net borrowings (payments) on revolving credit facility	255,447	—	(165,170)	—	82,022	—
Borrowings on credit facility	—	3,619,426	—	2,482,830	—	3,193,654
Repayments on credit facility	—	(3,308,891)	—	(2,872,838)	—	(2,969,731)
Net cash provided by (used in) financing activities	179,315	234,403	(32,608)	(257,446)	52,724	194,625
     A reconciliation of previously reported amounts to the restated amounts with respect to the quarterly numbers for the periods ended September 30, 2005, are included in the Company’s restated Form 10-Q for such period filed today.
     The Audit Committee of our Board of Directors has discussed the matters disclosed in this current report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.
January 30, 2006	By:	/s/ John C. Rickel
		Name:	John C. Rickel
		Title:	Senior Vice President and Chief Financial Officer